UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2017

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. John Carpenter Frwy., Suite 1600 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 20, 2017, FelCor Lodging Trust Incorporated, or FelCor, entered into an agreement (the “Agreement”) with Snow Park Capital Partners, LP, or Snow Park, a registered investment advisor specializing in publicly traded real estate securities and a FelCor stockholder, pursuant to which:

1.
Thomas J. Corcoran, Jr. and Robert H. Lutz, Jr., two long-serving members of the board of directors of FelCor (the “Board”), will not stand for re-election to the Board when their terms expire at FelCor’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

2.	Immediately following the 2017 Annual Meeting, the Board will act to reduce its size to eight directors.

3.
If after the 2017 Annual Meeting and before FelCor’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) (i) a then-member of the Board declines to stand for reelection at the 2018 Annual Meeting and (ii) the Board decides to fill the vacancy left by such director, Snow Park will be entitled to consult with the Board regarding a nominee to fill such vacancy or to propose a nominee for consideration by any search firm conducting the search to fill such vacancy at the request of the Board (the “Consultation Right”). Snow Park may only exercise the Consultation Right if Snow Park beneficially owns a requisite amount of FelCor’s common stock as set forth in the Agreement at the time the Consultation Right is exercised.

4.
Snow Park agrees to vote all of its shares of FelCor common stock (i) in favor of FelCor’s slate of directors nominated for election at the 2017 Annual Meeting, (ii) in favor of FelCor’s slate of directors nominated for election at the 2018 Annual Meeting, if the Consultation Right is exercised by Snow Park, and (iii) as otherwise set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As provided above, effective January 20, 2017, Thomas J. Corcoran, Jr. and Robert H. Lutz, Jr., two members of the Board, will not stand for re-election to the Board when their terms expire at the 2017 Annual Meeting. The decisions by Mr. Corcoran and Mr. Lutz did not result from a disagreement with FelCor on any matter relating to FelCor’s operations, policies or practices.

Item 7.01     Regulation FD Disclosure

On January 26, 2017, FelCor issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, announcing that it and Snow Park had entered into the Agreement.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
10.1	Letter Agreement dated January 20, 2017 between FelCor Lodging Trust Incorporated and Snow Park Capital Partners, LP.
99.1	Press release issued by FelCor Lodging Trust Incorporated on January 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 26, 2017	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated January 20, 2017 between FelCor Lodging Trust Incorporated and Snow Park Capital Partners, LP.
99.1	Press release issued by FelCor Lodging Trust Incorporated on January 26, 2017.